                                                                  EXECUTION COPY

                                                                    EXHIBIT 99.2

--------------------------------------------------------------------------------








                          AGREEMENT AND PLAN OF MERGER



                                      among



                                PLD TELEKOM INC.,


                      METROMEDIA INTERNATIONAL GROUP, INC.


                                       and


                           MOSCOW COMMUNICATIONS, INC.






                            Dated as of May 18, 1999




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

RECITALS.................................................................................................1

ARTICLE 1         THE MERGER.............................................................................2
         Section 1.1 The Merger..........................................................................2
         Section 1.2 Closing.............................................................................2
         Section 1.3 Effective Time......................................................................2
         Section 1.4 The Certificate of Incorporation....................................................2
         Section 1.5 The By-Laws.........................................................................2
         Section 1.6 Directors of Surviving Corporation..................................................2
         Section 1.7 Officers of Surviving Corporation...................................................3

ARTICLE 2         EFFECT OF THE MERGER ON CAPITAL STOCK;
                  EXCHANGE OF CERTIFICATES...............................................................3
         Section 2.1 Effect on Capital Stock.............................................................3
         Section 2.2 Exchange of Certificates for Shares.................................................6
         Section 2.3 No Appraisal Rights................................................................10
         Section 2.4 Adjustments to Prevent Dilution....................................................10

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE
                  COMPANY...............................................................................10
         Section 3.1 Organization and Qualification; Subsidiaries.......................................10
         Section 3.2 Certificate of Incorporation and By-Laws...........................................11
         Section 3.3 Capitalization.....................................................................11
         Section 3.4 Authority..........................................................................13
         Section 3.5 No Conflict........................................................................13
         Section 3.6 Governmental Required Filings and Consents.........................................14
         Section 3.7 Permits; Compliance with Law.......................................................14
         Section 3.8 Securities and Exchange Commission ("SEC") Filings;
                           Financial Statements.........................................................15
         Section 3.9 Absence of Certain Changes or Events...............................................16
         Section 3.10 Employee Benefit Plans............................................................17
         Section 3.11 Accounting and Tax Matters........................................................17
         Section 3.12 Contracts; Debt Instruments.......................................................18
         Section 3.13 Litigation........................................................................18
         Section 3.14 Environmental Matters.............................................................18
         Section 3.15 Intellectual Property.............................................................20
         Section 3.16 Taxes.............................................................................23
         Section 3.17 Non-Competition Agreements........................................................24
         Section 3.18 Certain Agreements................................................................24
         Section 3.19 Investment Company Act............................................................24
         Section 3.20 Opinion of Financial Advisor......................................................24
         Section 3.21 Brokers...........................................................................24
         Section 3.22 Certain Statutes..................................................................25

                                                                                                      Page
                                                                                                      ----

         Section 3.23 Information.......................................................................25
         Section 3.24 Vote Required.....................................................................25

ARTICLE 4         REPRESENTATIONS AND WARRANTIES
                  OF THE PARENT AND MERGER SUB..........................................................26
         Section 4.1  Organization and Qualification; Subsidiaries......................................26
         Section 4.2  Certificate of Incorporation and By-Laws..........................................26
         Section 4.3  Capitalization....................................................................27
         Section 4.4  Authority.........................................................................28
         Section 4.5  No Conflict.......................................................................28
         Section 4.6  Governmental Required Filings and Consents........................................29
         Section 4.7  Permits; Compliance with Law......................................................29
         Section 4.8  SEC Filings; Financial Statements.................................................30
         Section 4.9  Absence of Certain Changes or Events..............................................31
         Section 4.10 Employee Benefit Plans............................................................32
         Section 4.11 Accounting and Tax Matters........................................................32
         Section 4.12 Contracts; Debt Instruments.......................................................32
         Section 4.13 Litigation........................................................................33
         Section 4.14 Environmental Matters.............................................................33
         Section 4.15 Intellectual Property.............................................................34
         Section 4.16 Taxes.............................................................................35
         Section 4.17 Non-Competition Agreements........................................................36
         Section 4.18 Investment Company Act............................................................37
         Section 4.19 Opinion of Financial Advisor......................................................37
         Section 4.20 Brokers...........................................................................37
         Section 4.21 Certain Statutes..................................................................37
         Section 4.22 Information.......................................................................37
         Section 4.23 Vote Required.....................................................................38
         Section 4.24 Interim Operations of Merger Sub..................................................38

ARTICLE 5         COVENANTS.............................................................................38
         Section 5.1  Conduct of Business of the Company................................................38
         Section 5.2  Conduct of Business of the Parent.................................................40
         Section 5.3  Other Actions.....................................................................42
         Section 5.4  Updated Letters; Notification of Certain Matters..................................42
         Section 5.6  Stockholders Meetings.............................................................45
         Section 5.7  Access to Information; Confidentiality............................................45
         Section 5.8  No Solicitation...................................................................46
         Section 5.9  Affiliates........................................................................48
         Section 5.10 Directors' and Officers' Indemnification and Insurance............................48
         Section 5.11 Letters of Accountants............................................................49
         Section 5.12 Reasonable Best Efforts...........................................................49
         Section 5.13 Consents; Filings; Further Action.................................................50
         Section 5.14 Plan of Reorganization............................................................51
         Section 5.15 Public Announcements..............................................................51

                                                                                                      Page
                                                                                                      ----

         Section 5.16 Obligations of Merger Sub.........................................................51
         Section 5.17 Stock Exchange Listings and De-Listings...........................................52
         Section 5.18 Expenses..........................................................................52
         Section 5.19 Takeover Statutes.................................................................52
         Section 5.20 Board of Directors................................................................52

ARTICLE 6         CONDITIONS............................................................................52
         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger.........................52
                  (a)      Stockholder Approval.........................................................52
                  (b)      Listing......................................................................53
                  (c)      Governmental Consents........................................................53
                  (d)      Litigation...................................................................53
                  (e)      Registration Statement.......................................................53
                  (f)      Accountants' Letters.........................................................53
         Section 6.2 Conditions to Obligations of the Parent and Merger Sub.............................53
                  (a)      Representations and Warranties...............................................54
                  (b)      Performance of Obligations of the Company....................................54
                  (c)      Material Adverse Effect......................................................54
                  (d)      Consents Under Agreements....................................................54
                  (e)      Affiliate Letters............................................................54
                  (f)      The Travelers Revolving Credit Note and
                           Warrant Agreement............................................................54
                  (g)      Exchange Offer...............................................................54
                  (h)      Technocom Limited Put/Call Agreements........................................55
                  (i)      News Arrangements............................................................55
                  (j)      Certain Payments.............................................................55
         Section 6.3 Conditions to Obligation of the Company............................................55
                  (a)      Representations and Warranties...............................................55
                  (b)      Performance of Obligations of the Parent and
                           Merger Sub...................................................................56
                  (c)      Tax Opinion..................................................................56
                  (d)      Material Adverse Effect......................................................56

ARTICLE 7         TERMINATION...........................................................................56
         Section 7.1 Termination........................................................................56
         Section 7.2 Effect of Termination..............................................................57
         Section 7.3 Amendment..........................................................................58
         Section 7.4 Waiver.............................................................................58
         Section 7.5 Expenses following Termination.....................................................58

ARTICLE 8         MISCELLANEOUS.........................................................................59
         Section 8.1 Certain Definitions................................................................59
         Section 8.2 Non-Survival of Representations, Warranties and
                           Agreements...................................................................60
         Section 8.3 Counterparts.......................................................................61

                                                                                                      Page
                                                                                                      ----

         Section 8.4  GOVERNING LAW AND VENUE; WAIVER OF JURY
                           TRIAL........................................................................61
         Section 8.5  Notices...........................................................................62
         Section 8.6  Entire Agreement..................................................................62
         Section 8.7  No Third Party Beneficiaries......................................................63
         Section 8.8  Obligations of the Parent and of the Company......................................63
         Section 8.9  Severability......................................................................63
         Section 8.10 Interpretation....................................................................63
         Section 8.11 Assignment........................................................................63
         Section 8.12 Specific Performance..............................................................64


EXHIBITS
--------

Exhibit A         Company Voting Agreements
Exhibit B         Travelers Note and Warrant Modification Agreement
Exhibit C         Agreement to Exchange and Consent
Exhibit D         Technocom Put/Call Arrangement
Exhibit E         News Letter Agreement


COMPANY DISCLOSURE LETTER
-------------------------

Section 3.1(b)             Company Subsidiaries
Section 3.3(b)             Other Stock Option Agreements
Section 3.3(c)             Liens on Capital Stock; Material Obligations
Section 3.5(b)             Conflicts
Section 3.6                Governmental Consents
Section 3.8(a)             Filing Subsidiaries
Section 3.9(e)             Certain Changes
Section 3.10(a)            Benefit Plans
Section 3.12               Material Contracts
Section 3.14               Environmental Matters
Section 3.15(a)(i)         Intellectual Property
Section 3.15(a)(ii)        Licenses
Section 3.15(a)(iii)       Proposed Intellectual Property Agreements
Section 3.16(a)            Taxes
Section 3.16(b)            Tax Extensions
Section 3.16(c)            Tax Claims
Section 3.17               Non-Competition Agreements
Section 3.18               Certain Agreements
Section 5.1                Conduct of Business
Section 5.1(f)             Asset Transactions
Section 6.2(j)             Waivers

                                                                                                      Page
                                                                                                      ----

PARENT DISCLOSURE LETTER
------------------------

Section 4.1(a)             Organization
Section 4.1(b)             Parent Subsidiaries
Section 4.3(b)             Other Stock Option Agreements
Section 4.3(c)             Liens on Capital Stock; Material Obligations
Section 4.5(a)(i)          Violations
Section 4.5(b)             Conflicts
Section 4.6                Governmental Consents
Section 4.7                Permits
Section 4.10(a)            Benefit Plans
Section 4.12               Material Contracts; Changes in Indebtedness
Section 4.14               Environmental Matters
Section 4.15(a)(i)         Intellectual Property
Section 4.15(a)(ii)        Licenses
Section 4.15(a)(iii)       Proposed Intellectual Property Agreements
Section 4.16(a)            Taxes
Section 4.16(c)            Tax Extensions
Section 4.16(d)            Tax Claims
Section 4.17               Non-Competition Agreements
Section 5.2                Conduct of Business
Section 5.2(d)             Asset Transactions
Section 5.5                Terms of New Notes; Terms of Exchange Offer

                             INDEX OF DEFINED TERMS

Term                                                                        Section
----                                                                        -------
affiliate................................................................   8.1(a)
Affiliate Letters........................................................   5.9
Agreement................................................................   Title
Average Parent Stock Price...............................................   2.1(a)(i)
Benefit Plans............................................................   3.10(a)
Blue Sky Laws............................................................   3.6
Bridge Loan Agreement....................................................   5.1(g)
business day.............................................................   8.1(b)
Certificate..............................................................   2.1(a)(i)
Certificate of Merger....................................................   1.3
Claims...................................................................   3.13
Closing..................................................................   1.2
Closing Date.............................................................   1.2
Code.....................................................................   Recitals
Company..................................................................   Title
Company Benefit Plans....................................................   3.10(a)
Company Charter Documents................................................   3.2
Company Common Stock.....................................................   2.1(a)(i)
Company Disclosure Letter................................................   3.1(b)
Company Financial Advisor................................................   3.20
Company Governmental Consents............................................   3.6
Company Permits..........................................................   3.7
Company Preferred Shares.................................................   2.1(a)(ii)
Company Preferred Stock..................................................   3.3(a)
Company Required Consents................................................   3.5(b)
Company SEC Reports......................................................   3.8(a)
Company Senior Notes.....................................................   5.5(a)
Company Series II Preferred Stock........................................   2.1(a)(ii)
Company Series III Preferred Stock.......................................   2.1(a)(ii)
Company Share............................................................   2.1(a)
Company Shares...........................................................   2.1(a)
Company Stock Option.....................................................   2.1(b)
Company Stockholders Meeting.............................................   5.5(a)
Company Subsidiaries.....................................................   3.1(a)
Company Voting Agreement.................................................   Recitals
Company Warrant..........................................................   2.1(b)
Company's Option Plan....................................................   3.3(b)
Confidentiality Agreement................................................   5.7(b)
Contracts................................................................   3.5(a)(iii)
control..................................................................   8.1(a)
controlled by............................................................   8.1(a)
controlling..............................................................   8.1(a)

Term                                                                        Section
----                                                                        -------
Convertible Notes........................................................   2.1(b)
Effective Time...........................................................   1.3
Environment..............................................................   3.14
Environmental Claims.....................................................   3.14
ERISA....................................................................   3.10(a)
Excess Parent Shares.....................................................   2.2(d)(i)
Exchange Act.............................................................   3.6
Exchange Agent...........................................................   2.2(a)(i)
Exchange Offer...........................................................   5.5(a)
Exchange Offer Registration Statement....................................   5.5(a)
Exchange Ratio ..........................................................   2.1(a)(i)
Exchange Trust...........................................................   2.2(d)(i)
Excluded Company Shares..................................................   2.1(a)(i)
Expenses.................................................................   7.5(a)
FCPA.....................................................................   3.7
GAAP.....................................................................   3.8(b)
GCL......................................................................   Recitals
Governmental Entity......................................................   3.6
group....................................................................   8.1(d)
Hazardous Substance......................................................   3.14
HSR Act..................................................................   3.6
including................................................................   8.1(c)
Indemnified Parties......................................................   5.10(a)
Intellectual Property....................................................   3.15(a)(ii)
Investment Company Act...................................................   3.19
IP Licenses..............................................................   3.15(a)(ii)
Law......................................................................   3.5(a)(ii)
Liens....................................................................   3.3(c)
Material Adverse Effect on the Company...................................   3.1(a)
Material Adverse Effect on the Parent....................................   4.1(a)
Merger...................................................................   Recitals
Merger Consideration.....................................................   2.1(a)(i)
Merger Sub...............................................................   Title
Merging Parties..........................................................   3.14
MIG Form 10K.............................................................   4.2
New Parent Notes.........................................................   5.5(a)
News.....................................................................   6.2(i)
News Notes...............................................................   3.3(b)
PLD Form 10K.............................................................   3.2
Parent...................................................................   Title
Parent Benefit Plans.....................................................   4.10(a)
Parent Charter Documents.................................................   4.2
Parent Common Stock......................................................   2.1(a)(i)
Parent Disclosure Letter.................................................   4.1(b)

Term                                                                        Section
----                                                                        -------
Parent Financial Advisor.................................................   4.18
Parent Governmental Consents.............................................   4.6
Parent Material Contract.................................................   4.12
Parent Permits...........................................................   4.7
Parent Preferred Stock...................................................   4.3(a)
Parent SEC Reports.......................................................   4.8(a)
Parent Stock Options.....................................................   4.3(b)
Parent Stockholders Meeting..............................................   5.5(a)
Parent Subsidiaries......................................................   4.1(a)
Parent's Option Plan.....................................................   4.3(b)
Permits..................................................................   3.14
person...................................................................   8.1(d)
Proposed Intellectual Property Agreements................................   3.15(a)(iii)
Proxy Materials..........................................................   5.5(a)
Proxy Statement..........................................................   5.5(a)
Qualified Transaction Proposal...........................................   5.8(a)
Redemption Payment.......................................................   2.1(a)(ii)
Registration Statement...................................................   5.5(a)
Registration Statement Effective Date....................................   5.5(a)
Release..................................................................   3.14
Representatives..........................................................   5.7(a)
Requisite Company Vote...................................................   3.4(a)
Requisite Parent Vote....................................................   4.4
Safety and Environmental Laws............................................   3.14
SEC......................................................................   3.8
Securities Act...........................................................   3.6
7 1/4% Preferred Stock...................................................   4.3(a)
Shareholders.............................................................   Recitals
Software.................................................................   3.15(a)(ii)
Sub Common Stock.........................................................   4.3(d)
subsidiary...............................................................   8.1(e)
subsidiaries.............................................................   8.1(e)
Superior Acquisition Proposal............................................   5.8(b)
Surviving By-Laws........................................................   1.5
Surviving Charter........................................................   1.4
Surviving Corporation....................................................   1.1
Systems..................................................................   3.15(g)
Takeover Statute.........................................................   3.22
Taxes....................................................................   3.16
Technology...............................................................   3.15(a)(ii)
Terminating Company Breach...............................................   7.1(f)
Terminating Parent Breach................................................   7.1(g)
Termination Amount.......................................................   7.5(b)
Termination Notice.......................................................   2.1(a)(i)(D)

Term                                                                        Section
----                                                                        -------
Topped-Up Exchange Ratio.................................................   2.1(a)(i)(D)
Top-Up Request Notice....................................................   2.1(a)(i)(D)
Transaction Proposals....................................................   5.8(a)
under common control with................................................   8.1(a)
Year 2000 Compliant......................................................   3.15(g)

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 18, 1999, among PLD Telekom Inc., a Delaware corporation (the "COMPANY"), Metromedia International Group, Inc., a Delaware corporation (the "PARENT"), and Moscow Communications, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent ("MERGER SUB").


                                    RECITALS

                  WHEREAS, the respective boards of directors of each of the Parent, Merger Sub and the Company have determined that it is in the best interests of their respective stockholders to combine the respective businesses of the Parent and the Company, and consequently have approved the merger of Merger Sub with and into the Company (the "MERGER") and approved and adopted the Merger, in accordance with the General Corporation Law of the State of Delaware (the "GCL") and upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated under the Code;

                  WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of the Parent to enter into this Agreement, (i) certain holders (the "SHAREHOLDERS") of Company Shares (as defined below) are entering into the Voting Agreement with the Parent, a copy of which is attached to this Agreement as Exhibit A (the "COMPANY VOTING AGREEMENT"), providing for, among other things, the agreement of the Shareholders to vote their respective Company Shares in favor of approval and adoption of this Agreement and the Merger at the Company Shareholders Meeting (as defined below);

                  WHEREAS, certain terms used in this Agreement which are not capitalized have the meanings specified in Section 8.1; and

                  WHEREAS, the Company, the Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

                  SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in Section 259 of the GCL.

                  SECTION 1.2 CLOSING. The closing of the Merger (the "CLOSING") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York at 10:00 A.M. on the business day on which the last to be fulfilled or waived of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Company and the Parent may agree in writing (the "CLOSING DATE").

                  SECTION 1.3 EFFECTIVE TIME. As soon as practicable following the Closing, the Company and the Parent will cause a Certificate of Merger (the "CERTIFICATE OF MERGER") to be signed, acknowledged and delivered for filing with the Secretary of the State of Delaware as provided in Section 251 of the GCL. The Merger shall become effective at the time when a Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger and in accordance with the GCL (the "EFFECTIVE TIME").

                  SECTION 1.4 THE CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation (the "SURVIVING CHARTER"), until duly amended as provided in the Surviving Charter or by applicable law.

                  SECTION 1.5 THE BY-LAWS. The by-laws of Merger Sub in effect at the Effective Time shall, from and after the Effective time, be the by-laws of the Surviving Corporation (the "SURVIVING BY-LAWS"), until duly amended as provided in the Surviving By-Laws or by applicable law.

                  SECTION 1.6 DIRECTORS OF SURVIVING CORPORATION. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.

                  SECTION 1.7 OFFICERS OF SURVIVING CORPORATION. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.


                                   ARTICLE 2

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

                  SECTION 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

                           (a) MERGER CONSIDERATION.

                              (i) Each share (each a "COMPANY SHARE" and
together the "COMPANY SHARES") of the common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than Company Shares that are owned by the Parent, Merger Sub or any other Parent Subsidiary or Company Shares that are owned by the Company or any Company Subsidiary and in each case not held on behalf of third parties (collectively, "EXCLUDED COMPANY SHARES")) shall be converted by virtue of the Merger and without any action on the part of the holder thereof into the right to receive and become exchangeable for a number of shares of common stock, par value $1.00 per share, of the Parent ("PARENT COMMON STOCK"), equal to the "EXCHANGE RATIO" determined in the manner set forth below:

                                    (A) If the Average Parent Stock Price (as
         defined below) is less than $6.25 and equal to or greater than $5.25, then the "Exchange Ratio" shall be equal to the quotient (rounded to four decimal points) obtained by dividing (I) $3.50 by (II) the Average Parent Stock Price;

                                    (B) If the Average Parent Stock Price is
         equal to or greater than $6.25 and less than or equal to $8.00, then the "Exchange Ratio" shall be .56;

                                    (C) If the Average Parent Stock Price is
         greater than $8.00, then the "Exchange Ratio" shall be equal to the quotient

         (rounded to four decimal points) obtained by dividing (x) $4.48 by (y) the Average Parent Stock Price; or

                                    (D) If the Average Parent Stock Price is
         less than $5.25, then the "Exchange Ratio" shall be .6667; provided, that the Company shall have the right to give written notice to Parent (the "TOP-UP REQUEST NOTICE") requesting that the Exchange Ratio be increased to equal the quotient (rounded to four decimal points) obtained by dividing (x) $3.50 by (y) the Average Parent Stock Price (the "TOPPED-UP EXCHANGE RATIO"); provided further that, if the Average Parent Stock Price is less than $4.00, then the Company also has the right to give a Termination Notice (as defined below) to Parent in the manner provided below that states that the Company elects to terminate this Agreement in accordance with Section 7.1(h). The Top-Up Request Notice shall be delivered to and received by Parent no later than 2:00 p.m. on the second Business Day prior to the Company Stockholders Meeting. Parent, may, in its sole discretion, agree or not agree to increase the Exchange Ratio to the Topped-Up Exchange Ratio. Within 24 hours of receiving the Top-Up Request Notice, Parent shall provide the Company written notice of its determination with respect thereto. If Parent agrees to increase the Exchange Ratio to the Topped-Up Exchange Ratio, the Exchange Ratio shall be equal to the Topped-Up Exchange Ratio for purposes of this Agreement. If Parent does not agree in its sole discretion that the Exchange Ratio shall be increased to be the Topped-Up Exchange Ratio (which disagreement shall be deemed to have occurred if Parent does not respond to the Top-Up Request Notice within the 24 hour period specified above), the Company shall either (x) agree that the Exchange Ratio shall be .6667 or (y) give written notice (the "TERMINATION NOTICE") to the Parent that the Company elects to terminate this Agreement. Any Termination Notice shall be delivered to Parent no later than 5:00 p.m. on the Business Day prior to the Company Stockholders Meeting; provided, that if the Termination Notice has not been received by Parent by such time, the Company shall be deemed to have accepted .6667 as the Exchange Ratio and the Company shall have no further right to terminate this Agreement pursuant to this Section 2.1(a)(i)(D) or Section 7.1(h).

                  For purposes of this Agreement, the "AVERAGE PARENT STOCK PRICE" means the average of the daily closing prices of the Parent Common Stock as reported on the American Stock Exchange Composite Transactions Tape (as reported by The Wall Street Journal (national edition)) for the twenty (20) consecutive trading days ending on the third business day (including such third business day in the determination) immediately prior to the Company Stockholders Meeting.

                  The number of shares of Parent Common Stock issuable pursuant to this Section 2.1(a)(i) shall be subject to adjustment as provided in Section
2.4 and such shares, together with cash in lieu of fractional shares of Parent Common Stock, if any, payable pursuant to Section 2.2(d) shall collectively be referred to as the "MERGER CONSIDERATION." At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to receive the Merger Consideration and any distribution or dividend under
Section 2.2(b).

                              (ii) Each share of the Series II preferred stock,
par value $.01 per share, of the Company (the "COMPANY SERIES II PREFERRED STOCK") and each share of the Series III Preferred Stock, par value $.01 per share, of the Company ("the COMPANY SERIES III PREFERRED STOCK" and collectively, with the Company Series II Preferred Stock, the "COMPANY PREFERRED SHARES") issued and outstanding immediately prior to the Effective Time shall at the Effective Time be redeemed as provided in the Company Charter Documents (as defined below) at a redemption price of Cdn $1.00 per share (the "REDEMPTION PAYMENT"). At the Effective Time, all Company Preferred Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate formerly representing any Company Preferred Shares shall thereafter represent only the right to receive the Redemption Payment.

                           (b) STOCK OPTIONS, WARRANTS, CONVERTIBLE NOTES, ETC.
At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION") issued pursuant to the Company's Option Plan (as defined below) and each outstanding warrant to acquire shares of Company Common Stock (a "COMPANY WARRANT") issued pursuant to a warrant agreement or otherwise appearing on the Company's Schedule of Warrants, Options and Conversions dated as of April 30, 1999, whether vested or unvested, shall be assumed by Parent and any remaining outstanding 9% Convertible Subordinated Notes due 2006 (the "CONVERTIBLE NOTES") that have not been tendered in the Exchange Offer (as defined below) shall be assumed by the Parent. Each Company Stock Option and Company Warrant shall be deemed, without further action on the part of Parent or the holders of such Company Stock Options and Company Warrants, to constitute an option or a warrant, as the case may be, to acquire, on the same terms and conditions as were applicable under such Company Stock Option or Company Warrant (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby), and the Convertible Notes after the Effective Time shall be convertible for, shares of Parent Common Stock in such amount and at the exercise price provided below:

                              (i) the number of shares of Parent Common Stock to
be subject to the option, warrant or Convertible Note (as adjusted) shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original option, warrant or Convertible Note and (y) the Exchange Ratio (rounded to four decimal points);

                              (ii) the exercise price per share of Parent Common
Stock under the option, warrant or Convertible Note (as adjusted) shall be equal to (x) the exercise price per share of Company Common Stock under the original option, warrant or Convertible Note divided by (y) the Exchange Ratio (rounded to the nearest $0.01); and

                              (iii) fractional shares of any assumed Company
Stock Options or Company Warrants resulting from the adjustments set forth in this Section 2.1(b) shall be eliminated.

                  In the case of any option to which section 421 of the Code applies by reason of its qualification under any of sections 422-424 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be effected in a manner consistent with the requirements of section 424(a) of the Code.

                           (c) CANCELLATION OF SHARES. Each Excluded Company
Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such Excluded Company Share, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                           (d) MERGER SUB. At the Effective Time, each share of
common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of the Parent.

                  SECTION 2.2 EXCHANGE OF CERTIFICATES FOR SHARES.

                           (a) EXCHANGE PROCEDURES.

                              (i) LETTER OF TRANSMITTAL. Promptly after the
Effective Time, the Surviving Corporation shall cause an exchange agent selected by the Parent and reasonably acceptable to the Company (the "EXCHANGE AGENT") to mail to each holder of record of a Certificate (other than Certificates in respect of Excluded Company Shares) (A) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of Certificates) to the Exchange Agent, in a form and with other provisions reasonably acceptable to both the Parent and the Company, and (B) instructions for exchanging the Certificates for (1) certificates representing shares of Parent Common Stock, and (2) cash in lieu of fractional shares.

                              (ii) SURRENDER OF CERTIFICATES. Upon surrender of
a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of that Certificate shall be entitled to receive in exchange (A) a certificate representing that number of whole shares of Parent Common Stock that the holder is entitled to receive under this
Article 2, (B) a check in the amount (after giving effect to any required tax withholding) of any cash in lieu of fractional shares that such holder has the right to receive under the provisions of this Article 2, and the Certificate so surrendered shall immediately be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

                              (iii) UNREGISTERED TRANSFEREES. In the event of a
transfer of ownership of Company Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon the surrender of the Certificate and any other dividends or distributions in respect of those shares, may be issued or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the surrendered Certificate is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the surrendered Certificate, or shall establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not applicable.

                              (iv) NO OTHER RIGHTS. Until surrendered as
contemplated by this Section 2.2(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock, as contemplated by this Section 2.2(a). All shares of Parent Common Stock, together with any cash paid under
Section 2.2(b) or Section 2.2(d) issued upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares formerly represented by such Certificates.

                           (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.
Whenever a dividend or other distribution is declared by the Parent in respect of Parent Common Stock and the record date for that dividend or other distribution is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable under this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until that Certificate is surrendered for exchange in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Parent Common Stock and not previously paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

                           (c) NO FURTHER TRANSFERS. After the Effective Time,
the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the records of the Company of the Company Shares or Company Preferred Shares that were outstanding immediately prior to the Effective Time.

                           (d) FRACTIONAL SHARES.

                              (i) No certificates or scrip representing
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle its owner to vote, to receive dividends or to any other rights of a stockholder of the Parent. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive from the Exchange Agent, in accordance with the provisions of this
Article 2, a cash payment in lieu of such fractional shares of Parent Common Stock, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock, as applicable, which would otherwise have been issued (the "EXCESS PARENT SHARES"). The sale of the Excess Parent Shares by the Exchange Agent shall be executed on the American Stock Exchange and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "EXCHANGE TRUST") for the holders of Certificates. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Parent Shares shall be paid out of the Exchange Trust prior to the distribution of proceeds therefrom to holders of Certificates. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of Certificates without interest. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Shares is entitled (after taking into account all Company Shares then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Shares are entitled.

                              (ii) Notwithstanding the provisions of subsection
(i) of this Section 2.2(d), the Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsection, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Shares an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Company Shares held at the Effective Time by such holder) by (B) the closing price for a share of Parent Common Stock on the American Stock Exchange on the first business day immediately following the Effective Time and, in such case, the Exchange Fund, all references in this Agreement to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(d)(ii).

                           (e) TERMINATION OF EXCHANGE PERIOD; UNCLAIMED STOCK.
Any shares of Parent Common Stock and any portion of the Exchange Fund or of dividends or other distributions with respect to the Parent Common Stock deposited by the Parent with the Exchange Agent (including the proceeds of any investments of those funds) that remains unclaimed by the stockholders of the Company 180 days after the Effective Time shall be paid to the Parent. Any former stockholders of the Company who have not theretofore complied with this
Article 2 shall thereafter look only to the Parent for payment of their Merger Consideration and any dividends and other distributions issuable or payable pursuant to Section 2.1 and Section 2.2(b) upon due surrender of their Certificates (or affidavits of loss in lieu of Certificates), in each case, without any interest. Notwithstanding the foregoing, none of the Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled to those amounts.

                           (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the
event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in the form customarily required by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect of that Certificate issuable or payable under this Article 2 upon due surrender of and deliverable in respect of the Company Shares represented by such Certificate under this Agreement, in each case, without interest.

                  SECTION 2.3 NO APPRAISAL RIGHTS. In accordance with Section 262(b)(1) of the GCL, no appraisal rights shall be available to holders of Company Shares in connection with the Merger.

                  SECTION 2.4 ADJUSTMENTS TO PREVENT DILUTION. In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for Company Shares or shares of Parent Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of that event.


                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Parent and Merger Sub that:

                  SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Each of the Company and each subsidiary of the
Company other than dormant subsidiaries that are immaterial to the business and operations of the Company (collectively, the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any change in or effect on the business, assets, properties, results of operations or financial condition of the Company or any Company Subsidiaries that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

                           (b) Section 3.1(b) of the Disclosure Letter delivered
to the Parent and Merger Sub by the Company prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER") sets forth a complete and correct list of all of the Company Subsidiaries. Except as set forth in Section 3.1(b) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary holds any interest in any person other than the Company Subsidiaries so listed.

                  SECTION 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Company's certificate of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "COMPANY CHARTER DOCUMENTS") that are incorporated by reference in, as exhibits to, the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by its filing on Form 10K/A (the "PLD FORM 10K"), and all comparable corporate organizational documents of the Company Subsidiaries made available to the Parent by the Company are complete and correct copies of those documents. Except as set forth in Section 3.2 of the Company Disclosure Letter, the Company Charter Documents and all comparable corporate organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

                  SECTION 3.3 CAPITALIZATION.

                           (a) The authorized capital stock of the Company
consists of (i) 100,000,000 shares of Company Common Stock and (ii) 100,000,000 shares of Preferred Stock, par value $.01 per share (the "COMPANY PREFERRED STOCK"). As of April 30, 1999, (i) 37,846,789 shares of Company Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) 405,217 shares of Series II Preferred Stock and 41,667 shares of Series III Preferred Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (iii) 4,550,333, 5,453,800 and 9,910,462 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options, Company Warrants or convertible debentures or notes, respectively.

                           (b) Between April 30, 1999 and the date of this
Agreement, no Company Stock Options have been granted by the Company under the PLD Equity Compensation Plan (the "COMPANY'S OPTION PLAN"). Except for (i) Company Stock Options to purchase an aggregate of 4,550,333 shares of Company Common Stock outstanding or available for grant under the Company's Option Plan, or under agreements or arrangements set forth in Section 3.3(b) of the Company Disclosure Letter, (ii) Company Warrants to purchase an aggregate of 5,453,800 shares of Company Common Stock and (iii) $26,500,000 principal amount of the Convertible Notes and $9,550,000 principal amount of outstanding obligations in respect of guarantees or loans advanced by News America Incorporated ("NEWS NOTES") convertible for 3,840,580 and 6,069,882 shares of Company Common Stock, respectively, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 3.3(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement,
(w) the persons to whom Company Stock Options have been granted or Company Warrants, Convertible Notes or News Notes have been issued, (x) the aggregate principal amount of Convertible Notes and News Notes outstanding and the applicable conversion prices thereof, (y) the exercise prices for the Company Stock Options and Company Warrants held by each such person and (z) whether such Company Stock Options are subject to vesting and, if subject to vesting, the dates on which each of those Company Stock Options vest.

                           (c) All shares of Company Common Stock subject to
issuance, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "LIENS"). Except as set forth in Section
3.3 of the Company Disclosure Letter there are no outstanding material contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned by the Company or in any other person.

                  SECTION 3.4 AUTHORITY.

                           (a) The Company has all necessary corporate power and
authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by stockholders of the Company representing a majority of the Company Common Stock entitled to vote hereon (the "REQUISITE COMPANY VOTE"). This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                           (b) The Board of Directors of the Company (i) has
unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and
(ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable.

                  SECTION 3.5 NO CONFLICT.

                           (a) The execution and delivery of this Agreement by
the Company do not, and the performance of this Agreement by the Company will not:

                              (i) conflict with or violate any provision of any Company Charter Document or any equivalent organizational documents of any Company Subsidiary;

                              (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.5(b) of the Company Disclosure Letter have been obtained and all filings and obligations described in Section 3.5(b) of the Company Disclosure Letter have been made, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; or

                              (iii) except as set forth in Section 3.5(b) of the Company Disclosure Letter, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "CONTRACTS") to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                           (b) Section 3.5(b) of the Company Disclosure Letter
sets forth a correct and complete list of all Contracts to which the Company or any Company Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (collectively, the "COMPANY REQUIRED CONSENTS").

                  SECTION 3.6 GOVERNMENTAL REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "GOVERNMENTAL ENTITY"), except
(i) for those consents or approvals set forth in Section 3.6 of the Company Disclosure Letter (the "COMPANY GOVERNMENTAL CONSENTS"), (ii) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), and the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), (iii) applicable requirements of state securities or "blue sky" laws ("BLUE SKY LAWS"), (iv) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), and (v) for the filing of the Certificate of Merger as required by the GCL.

                  SECTION 3.7 PERMITS; COMPLIANCE WITH LAW. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company or except as otherwise set forth in Section 3.7 of the Company Disclosure Letter. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits, in either case, except where such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect on the Company. To the Company's knowledge, the business of the Company is not being conducted in violation of any portion of the Foreign Corrupt Practices Act, Pub. L. No. 95-213, 91 Stat.1494 (December 19, 1977), as amended (the "FCPA"), or any regulation promulgated thereunder, and there are not pending any investigations, reviews or inquiries made by any Governmental Entity of the Company, any Company Subsidiaries or any of their respective affiliates with respect to the FCPA, nor to the knowledge of the Company has any Governmental Entity threatened to conduct the same.

                  SECTION 3.8 SECURITIES AND EXCHANGE COMMISSION ("SEC") FILINGS; FINANCIAL STATEMENTS.

                           (a) The Company has filed all forms, reports,
statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 1, 1996 (collectively, including any such documents filed subsequent to the date of this Agreement, the "COMPANY SEC REPORTS") and the Company has made available to the Parent each Company SEC Report filed with the SEC. The Company SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply and will comply with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Company SEC Reports and (ii) did not and will not at the time filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.8(a) of the Company Disclosure Letter, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                           (b) Each of the consolidated balance sheets included
in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Company as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company SEC Reports

(including any related notes and schedules), fairly presented or will fairly present, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Company Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated.

                           (c) Except as and to the extent set forth on the
consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 1998 including the related notes, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1998 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  SECTION 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, and except as otherwise disclosed in the PLD Form 10-K, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

                           (a) any Material Adverse Effect on the Company;

                           (b) any damage, destruction or other casualty loss
with respect to any asset or property owned, leased or otherwise used by it or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company;

                           (c) any material change by the Company in its or any
Company Subsidiary's accounting methods, principles or practices;

                           (d) any declaration, setting aside or payment of any
dividend or distribution in respect of Company Shares or any redemption, purchase or other acquisition of any of the Company's securities;

                           (e) Except as described in Section 3.9(e) of the
Company Disclosure Letter any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law.

                  SECTION 3.10 EMPLOYEE BENEFIT PLANS.

                           (a) Except as set forth in Section 3.10 of the
Company Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the
Company: (A) each pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, severance pay, or other employee benefit plan, trust, arrangement, contract, commitment, agreement or policy (each a "BENEFIT PLAN") of the Company or any Company Subsidiary (the "COMPANY BENEFIT PLANS") has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Company Benefit Plan and (C) each Company Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

                           (b) There is no litigation or administrative or other
proceeding involving any Company Benefit Plan nor has the Company or any Company Subsidiary received notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has incurred, nor, to the Company's knowledge, is reasonably likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which could reasonably be expected to have a Material Adverse Effect on the Company. The termination of, or withdrawal from, any Company Benefit Plan or multiemployer plan to which the Company or any Company Subsidiaries contributes, on or prior to the Closing Date, will not subject the Company or any Company Subsidiary to any liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect on the Company.

                  SECTION 3.11 ACCOUNTING AND TAX MATTERS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action, nor is the Company aware of any agreement, plan or other circumstance that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

                  SECTION 3.12 CONTRACTS; DEBT INSTRUMENTS. Except as set forth in Section 3.12 of the Company Disclosure Letter there is no Contract that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. Set forth in Section 3.12 of the Company Disclosure Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and the consolidated Company Subsidiaries as described in the notes to the financial statements set forth as incorporated by reference in the PLD Form 10K.

                  SECTION 3.13 LITIGATION. There is no suit, claim, action, proceeding or investigation (collectively, "CLAIMS") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company.

                  SECTION 3.14 ENVIRONMENTAL MATTERS. Except as disclosed on
Section 3.14 of the Company Disclosure Letter and except as could not reasonably be expected to have a Material Adverse Effect on the Company:

                           (a) Neither the Company nor any Company Subsidiary is
or has been in violation in any material respect of any applicable Safety and Environmental Law (as hereafter defined).

                           (b) The Company and each Company Subsidiary have all
Permits (as hereafter defined) required pursuant to Safety and Environmental Laws that are material to the conduct of the business of the Company or any Company Subsidiary, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and the Company and each Company Subsidiary is in compliance in all material respects with all terms and conditions thereof.

                           (c) Neither the Company nor any Company Subsidiary
has received, or expects to receive due to the consummation of the Agreement, any material Environmental Claim (as hereafter defined).

                           (d) To the Company's knowledge, there is not now and
has not been at any time in the past a Release or threatened Release (as hereafter defined) of Hazardous Substances into the Environment for which the Company or any Company Subsidiary may be directly or indirectly responsible.

                           (e) To the Company's knowledge, there is not now and
has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Company or any Company Subsidiary, and, to the Company's knowledge, was not at, on or in any real property previously owned, leased or operated by the Company or any Company Subsidiary or any predecessor:
(i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (ii) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances,
(iii) any asbestos-containing material in a condition requiring abatement, (iv) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring remedial action under Safety and Environmental Laws, or (v) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Company and the Company Subsidiaries.

                  For purposes of this Agreement, the following terms have the following meanings:

                           (a) "ENVIRONMENT" means navigable waters, waters of
the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                           (b) "ENVIRONMENTAL CLAIMS" means any notification,
whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of any of the Parent, any Parent Subsidiary, or the Company, or any Company Subsidiary (collectively, the "MERGING PARTIES"), as the case may be, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by any of the Merging Parties, or the operations or property of any predecessor of any of the Merging Parties is or may be implicated in or subject to any proceeding, action, investigation, claim, lawsuit, order, agreement or evaluation by any Governmental Entity or any other person.

                           (c) "HAZARDOUS SUBSTANCE" means any toxic waste,
pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

                           (d) "PERMITS" means all licenses, permits, orders or
approvals of, and all required registrations with, any Governmental Entity.

                           (e) "RELEASE" means any release, spill, emission,
leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

                           (f) "SAFETY AND ENVIRONMENTAL LAWS" means all
federal, state and local laws and orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Oil Pollution Act of 1990 and analogous state acts.

                  SECTION 3.15 INTELLECTUAL PROPERTY.

                           (a) DISCLOSURE.

                              (i) Section 3.15(a)(i) of the Company Disclosure
Letter sets forth all material United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Company, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates.

                              (ii) Section 3.15(a)(ii) of the Company Disclosure
Letter sets forth all material licenses, sublicenses, and other agreements or permissions ("IP LICENSES") under which the Company is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company or the Parent:
(A) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted); (B) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;
(C) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights; (D) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "TECHNOLOGY"); and (E) computer software programs, including all source code, object code, and documentation related thereto (the "SOFTWARE").

                              (iii) Section 3.15(a)(iii) of the Company
Disclosure Letter sets forth and describes the status of any material agreements involving Intellectual Property currently in negotiation or proposed by the Company ("PROPOSED INTELLECTUAL PROPERTY AGREEMENTS").

                           (b) OWNERSHIP. The Company owns, free and clear of
all Liens, and has the unrestricted right to use, sell, or license, all Intellectual Property set forth in Section 3.15(a)(i) and, as applicable,
Section 3.15(a)(ii) of the Company Disclosure Letter, except for failures that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                           (c) CLAIMS. The Company has not been, during the
three years preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of the Company, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property owned or licensed by the Company, except for Claims that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company, no third party is infringing upon any Intellectual Property, except for infringements that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                           (d) ADMINISTRATION AND ENFORCEMENT. The Company has
taken all necessary and desirable actions to maintain and protect each item of Intellectual Property owned by the Company, except for failures to take such actions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                           (e) PROTECTION OF TRADE SECRETS AND TECHNOLOGY. The
Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the Technology, except for failures to take such precautions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                           (f) SOFTWARE. All material Software is described in
Section 3.15(a)(ii) of the Company Disclosure Letter. The Software performs in conformance with its documentation and is fully and freely transferable to the Parent without any third party consents, except for failures to perform or to be fully and freely transferable that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                           (g) YEAR 2000 COMPLIANCE. All Software, hardware,
databases, and embedded control systems (collectively, the "SYSTEMS") used by the Company are Year 2000 Compliant and to the Company's knowledge the Systems used by the Company's material suppliers are Year 2000 Compliant, except in each case for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company and except as set forth in Section 3.15(g) of the Company Disclosure Letter. For purposes of this Agreement, "YEAR 2000 COMPLIANT" means that the Systems (i) accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year.

                           (h) EFFECT OF TRANSACTION. The Company is not, nor,
as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. After the completion of the transactions contemplated by this Agreement, the Parent will own directly or indirectly all right, title, and interest in and to or have a license to use all Intellectual Property on identical terms and conditions as the Company or a Company Subsidiary enjoyed immediately prior to such transactions, except for failures to own or have available for use that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  SECTION 3.16 TAXES. (a) Except as set forth on Section
3.16(a) of the Company Disclosure Letter, (i) the Company and each Company Subsidiary has timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them with respect to, and has paid (or the Company has paid on its behalf), or has or will set up an adequate reserve for the payment of, all federal, state, local, foreign and other taxes, together with interest and penalties thereon ("TAXES"), required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary other than those which are being contested in good faith and by proper proceedings by the Company, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have a Material Adverse Effect on the Company.

                           (b) Except as set forth on Section 3.16(b) of the
Company Disclosure Letter, none of the Company, any Company Subsidiary, or to the Company's knowledge, any group of which the Company or any Company Subsidiary is now or ever was a member, has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a return must be filed which statute of limitations has not expired or return has not been timely filed, except, in the case of Company Subsidiaries organized under the laws of jurisdictions outside the United States and Canada, as has not and could not reasonably be expected to have a Material Adverse Effect on the Company.

                           (c) Except as set forth on Section 3.16(c) of the
Company Disclosure Letter, (i) none of the Company, any Company Subsidiary or, to the Company's knowledge, any group of which the Company or any Company Subsidiary is now or ever was a member, is a party to any action or proceeding pending or, to the Company's knowledge, threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has, to the Company's knowledge, been asserted, (iii) no audit or investigation of the Company or any Company Subsidiary by any governmental authority is pending or, to the Company's knowledge, threatened and
(iv) no such matters are under discussion with any governmental authority which, in the case of clauses (i-iv), could have a Material Adverse Effect on the Company.

                  SECTION 3.17 NON-COMPETITION AGREEMENTS. Except as set forth in Section 3.17 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, engaging in any business involving telecommunications currently engaged in by the Company, any Company Subsidiary or any other persons affiliated with the Company. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

                  SECTION 3.18 CERTAIN AGREEMENTS. Except as set forth in
Section 3.18 of the Company Disclosure Letter, and except for this Agreement, as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of the Company or Company Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or agreement with respect to any executive officer of the Company providing any term of employment or compensation guarantee (x) extending for a period longer than one year after the Effective Time or (y) for the payment of in excess of $100,000 per annum or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  SECTION 3.19 INVESTMENT COMPANY ACT. Each of the Company and the Company Subsidiaries either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Company nor any of the Company is required to be registered under the Investment Company Act.

                  SECTION 3.20 OPINION OF FINANCIAL ADVISOR. Salomon Smith Barney Inc. (the "COMPANY FINANCIAL ADVISOR") has delivered to the Board of Directors of the Company its oral opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to holders of Company Common Stock from a financial point of view, a copy of the written opinion of which will be delivered to the Parent after receipt thereof by the Company.

                  SECTION 3.21 BROKERS. No broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or any other transactions.

                  SECTION 3.22 CERTAIN STATUTES. The Board of Directors of the Company has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the GCL will not have any effect on the Merger or the other transactions contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation (each a "TAKEOVER STATUTE") is, as of the date of this Agreement, applicable to the Merger or any other transactions contemplated by this Agreement.

                  SECTION 3.23 INFORMATION. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement will, in the case of the Registration Statement and the Exchange Offer Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary to make the statements in that Registration Statement or the Exchange Offer Registration Statement, as the case may be, not misleading, or, in the case of the Proxy Statement or any amendments or supplements of the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to Parent or subsidiaries or affiliates of the Parent) will comply as to form in all material respects with the provisions of the Exchange Act.

                  SECTION 3.24 VOTE REQUIRED. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the GCL, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND MERGER SUB

                  Each of the Parent and Merger Sub represents and warrants to the Company that:

                  SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Except as set forth in Section 4.1(a) of the
Parent Disclosure Letter, each of the Parent, Merger Sub, and each other subsidiary of the Parent other than dormant subsidiaries that are immaterial to the business and operations of the Parent (collectively, the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Parent, Merger Sub and each other Parent Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE PARENT" means any change in or effect on the business, assets, properties, results of operations or financial condition of the Parent or any Parent Subsidiaries that is or could reasonably be expected to be materially adverse to the Parent and the Parent Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Parent or Merger Sub to perform its obligations under this Agreement or to consummate transactions contemplated hereby.

                           (b) Section 4.1(b) of the Disclosure Letter delivered
to the Company by the Parent and Merger Sub prior to the execution of this agreement (the "PARENT DISCLOSURE LETTER") sets forth a complete and correct list of all of the Parent Subsidiaries. Except as set forth in Section 4.1(b) of the Parent Disclosure Letter, neither the Parent nor any Parent Subsidiary holds any interest in any other person other than the Parent Subsidiaries so listed.

                  SECTION 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of the Parent's certificate of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "PARENT CHARTER DOCUMENTS") that are incorporated by reference in, as exhibits to, the Parent's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by its filing on Form 10K/A (the "MIG FORM 10K"), and all comparable corporate organizational documents of the Parent Subsidiaries made available to the Company by the Parent are complete and correct copies of those documents. Except as set forth in
Section 4.2 of the Parent Disclosure Letter, the Parent Charter Documents and all comparable corporate organizational documents of the Parent Subsidiaries are in full force and effect. The Parent is not in violation of any of the provisions of the Parent Charter Documents.

                  SECTION 4.3 CAPITALIZATION.

                           (a) The authorized capital stock of the Parent
consists of (i) 400,000,000 shares of Parent Common Stock and (ii) 70,000,000 shares of Preferred Stock, par value $1.00 per share ("PARENT PREFERRED STOCK"). As of April 30, 1999, (A) 69,161,937 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (B) 4,140,000 shares of 7 1/4% Cumulative Convertible Preferred Stock (the "7 1/4% PREFERRED STOCK") were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (C) no shares of Parent Common Stock were held in the treasury of the Parent or by the Parent Subsidiaries, and (D) 22,785,658 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding Parent Stock Options or conversion of shares of 7 1/4% Preferred Stock. The shares of Parent Common Stock included in the Merger Consideration, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                           (b) Between April 30, 1999 and the date of this
Agreement, no options to purchase shares of Parent Common Stock ("PARENT STOCK OPTIONS") have been granted by the Parent under the Metromedia International Group, Inc. 1996 Incentive Stock Option Plan (the "PARENT'S OPTION PLAN"). Except for (i) Parent Stock Options to purchase an aggregate of 2,442,188 shares of Parent Common Stock outstanding or available for grant under the Parent's Option Plan, (ii) under agreements or arrangements set forth in Section 4.3(b) of the Parent Disclosure Letter or (iii) 13,800,000 shares of Parent Common Stock issuable upon conversion of shares of 7 1/4% Preferred Stock, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Parent is a party or by which the Parent is bound relating to the issued or unissued capital stock of the Parent or any Parent Subsidiary or obligating the Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Parent or any Parent Subsidiary.

                           (c) Except as set forth in Section 4.3(c) of the
Parent Disclosure Letter, there are no outstanding contractual obligations of the Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Except as set forth in Section 4.3(c) of the Parent Disclosure Letter, each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the

Parent or a Parent Subsidiary is free and clear of all Liens. Except as set forth in Section 4.3(c) of the Parent Disclosure Letter, there are no material outstanding contractual obligations of the Parent or any Parent Subsidiary to provide funds in excess of $1 million to, or make any investment in excess of $1 million (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary that is not wholly owned by the Parent or in any other person.

                           (d) The authorized capital stock of Merger Sub
consists of 1,000 shares of common stock, par value $.01 per share ("SUB COMMON STOCK"). All of the issued and outstanding shares of Sub Common Stock are (A) owned by the Parent or another Parent Subsidiary wholly owned by the Parent and
(B) duly authorized, validly issued, fully paid and nonassessable.

                  SECTION 4.4 AUTHORITY.

                           (a) Each of the Parent and Merger Sub has all
necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of the Parent and Merger Sub and the consummation by each of the Parent and Merger Sub of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the approval of the issuance by the Parent of the Parent Common Stock to be issued in the Merger, by a majority of the outstanding shares of Parent Common Stock (the "REQUISITE PARENT VOTE"). This Agreement has been duly authorized and validly executed and delivered by each of the Parent and Merger Sub and constitutes a legal, valid and binding obligation of each of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with its terms.

                           (b) The Board of Directors of each of the Parent and
Merger Sub (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable.

                  SECTION 4.5 NO CONFLICT. (a) The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance of this Agreement by each of the Parent and Merger Sub will not:

                           (i) conflict with or violate any provision of any
Parent Charter Document or any equivalent organizational documents of any Parent Subsidiary except as set forth in Section 4.5(a) of the Parent Disclosure Letter;

                           (ii) assuming that all consents, approvals,
authorizations and other actions described in Section 4.5(b) of the Parent Disclosure Letter have been obtained and all filings and obligations described in Section 4.5(b) of the Parent Disclosure Letter have been made, conflict with or violate any foreign or domestic Law applicable to the Parent, Merger Sub or any other Parent Subsidiary or by which any property or asset of the Parent or any Parent Subsidiary is or may be bound or affected; or

                           (iii) except as set forth in Section 4.5(b) of the
Parent Disclosure Letter, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Parent, Merger Sub, or any other Parent Subsidiary under, any Contract to which the Parent, Merger Sub or any other Parent Subsidiary is a party or by which any of them or their assets or Properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent;

                  (b) Section 4.5(b) of the Parent Disclosure Letter sets forth a correct and complete list of all Contracts to which Parent or any Parent Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

                  SECTION 4.6 GOVERNMENTAL REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Parent and Merger Sub do not, and the performance of this Agreement by the Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity except for (i) those consents or approvals set forth in Section 4.6 of the Parent Disclosure Letter (the "PARENT GOVERNMENTAL CONSENTS"), (ii) applicable requirements of the Exchange Act and the Securities Act, (iii) applicable requirements of Blue Sky Laws, (iv) the rules and regulations of the American Stock Exchange, Inc., (v) the pre-merger notification requirements of the HSR Act, and (vi) the filing of the Certificate of Merger as required by the GCL.

                  SECTION 4.7 PERMITS; COMPLIANCE WITH LAW. Except as set forth in Section 4.7 of the Parent Disclosure Letter, each of the Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a

Material Adverse Effect on the Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of the Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Parent or any Parent Subsidiary or by which any property or asset of the Parent or any Parent Subsidiary is or may be bound or affected or
(ii) any Parent Permits, in either case, except where such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect on the Parent. To the Parent's knowledge, the business of the Parent is not being conducted in violation of any portion of the FCPA, or any regulation promulgated thereunder, and there are not pending any investigations, reviews or inquiries made by any Governmental Entity of the Parent, any Parent Subsidiaries or any of their respective affiliates with respect to the FCPA, nor to the knowledge of the Parent has any Governmental Entity threatened to conduct the same.

                  SECTION 4.8 SEC FILINGS; FINANCIAL STATEMENTS.

                           (a) The Parent has filed all forms, reports,
statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 1, 1996 through the date of this Agreement (collectively, including any such documents filed subsequent to the date of this Agreement, the "PARENT SEC REPORTS") and the Parent has made available to the Company each Parent SEC Report. The Parent SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply and will comply with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Parent SEC Reports and (ii) did not and will not at the time filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Parent SEC reports, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                           (b) Each of the consolidated balance sheets included
in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Parent as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presented or will fairly present, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Parent and the consolidated Parent Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated.

                           (c) Except as and to the extent set forth on the
consolidated balance sheet of the Parent and the consolidated Parent Subsidiaries as of December 31, 1998, including the related notes, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1998, that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998 (or, with respect to Snapper, Inc., December 31, 1998), and except as otherwise disclosed in the MIG Form 10K, the Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

                           (a) any Material Adverse Effect on the Parent;

                           (b) any damage, destruction or other casualty loss
with respect to any asset or property owned, leased or otherwise used by it or any Parent Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent;

                           (c) any material change by the Parent in its or any
Parent Subsidiary's accounting methods, principles or practices;

                           (d) any declaration, setting aside or payment of any
dividend or distribution in respect of Parent Shares or any redemption, purchase or other acquisition of any of the Parent's securities; or

                           (e) any increase in the compensation or benefits or
establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Parent or any Parent Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law.

                  SECTION 4.10 EMPLOYEE BENEFIT PLANS.

                           (a) Except as set forth in Section 4.10 of the Parent
Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Parent: (A) each Benefit Plan of the Parent or any Parent Subsidiary (the "PARENT BENEFIT PLANS") has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Parent Benefit Plan and
(C) each Parent Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

                           (b) There is no litigation or administrative or other
proceeding involving any Parent Benefit Plan nor has the Parent or any Parent Subsidiary received notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary has incurred, nor, to the Parent's knowledge, is reasonably likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which could reasonably be expected to have a Material Adverse Effect on the Parent. The termination of, or withdrawal from, any Parent Benefit Plan or multiemployer plan to which the Parent or any Parent Subsidiaries contributes, on or prior to the Closing Date, will not subject the Parent or any Parent Subsidiary to any liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect on the Parent.

                  SECTION 4.11 ACCOUNTING AND TAX MATTERS. Neither the Parent nor Merger Sub, nor to the knowledge of the Parent, any of Parent's affiliates has taken or agreed to take any action, nor is the Parent aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

                  SECTION 4.12 CONTRACTS; DEBT INSTRUMENTS. Except as set forth in Section 4.12 of the Parent Disclosure Letter, there is no Contract that is material to the business, financial condition or results of operations of the Parent and the Parent Subsidiaries taken as a whole (each, a "PARENT MATERIAL CONTRACT"). Neither the Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. Set forth in Section 4.12 of the Parent Disclosure Letter is a description of any material changes to the amount and terms of the indebtedness of the Parent and the consolidated Parent Subsidiaries as described in the notes to the financial statements set forth as incorporated by reference in the MIG Form 10K.

                  SECTION 4.13 LITIGATION. There is no Claim pending or, to the knowledge of the Parent, threatened against the Parent or any Parent Subsidiary before any Governmental Entity that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.14 ENVIRONMENTAL MATTERS. Except as disclosed on
Section 4.14 of the Parent Disclosure Letter or in the Parent SEC Reports and except as could not reasonably be expected to have a Material Adverse Effect on the Parent:

                           (a) Neither the Parent nor any Parent Subsidiary is
or has been in violation in any material respect of any applicable Safety and Environmental Law.

                           (b) The Parent and each Parent Subsidiary have all
Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of the Parent or any Parent Subsidiary, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and the Parent and each Parent Subsidiary is in compliance in all material respects with all terms and conditions thereof.

                           (c) Neither the Parent nor any Parent Subsidiary has
received, or expects to receive due to the consummation of the Agreement, any material Environmental Claim.

                           (d) To the Parent's knowledge, there is not now and
has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment for which the Parent or any Parent Subsidiary may be directly or indirectly responsible.

                           (e) To the Parent's knowledge, there is not now and
has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Parent or any Parent Subsidiary, and, to the Parent's knowledge, was not at, on or in any real property previously owned, leased or operated by the Parent or any Parent Subsidiary or any predecessor:
(i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any Hazardous Substances, (ii) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances, (iii) any asbestos-containing material in a condition requiring abatement, (iv) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring remedial action under Safety and Environmental Laws, or (v) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Safety and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Parent and the Parent Subsidiaries.

                  SECTION 4.15 INTELLECTUAL PROPERTY.

                           (a) DISCLOSURE.

                              (i) Section 4.15(a)(i) of the Parent Disclosure
Letter sets forth all material United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Parent, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration, or application numbers and dates.

                              (ii) Section 4.15(a)(ii) of the Parent Disclosure
Letter sets forth all material IP Licenses under which the Parent is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property.

                              (iii) Section 4.15(a)(iii) of the Parent
Disclosure Letter sets forth and describes the status of any material Proposed Intellectual Property Agreements.

                           (b) OWNERSHIP. The Parent owns, free and clear of all
Liens, and has the unrestricted right to use, sell, or license, all Intellectual Property set forth in Section 4.15(a)(i) and, as applicable, Section 4.15(a)(ii) of the Parent Disclosure Letter, except for failures that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                           (c) CLAIMS. The Parent has not been, during the three
years preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of the Company, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property owned or licensed by the Parent, except for Claims that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent. To the knowledge of the Parent, no third party is infringing upon any Intellectual Property, except for infringements that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                           (d) ADMINISTRATION AND ENFORCEMENT. The Parent has
taken all necessary and desirable actions to maintain and protect each item of Intellectual Property owned by the Parent, except for failures to take such actions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                           (e) PROTECTION OF TRADE SECRETS AND TECHNOLOGY. The
Parent has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the Technology, except for failures to take such precautions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                           (f) SOFTWARE. All material Software is described in
Section 4.15(a)(ii) of the Parent Disclosure Letter. The Software performs in conformance with its documentation, except for failures to perform that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                           (g) YEAR 2000 COMPLIANCE. All Systems used by the
Parent are Year 2000 Compliant and to the Parent's knowledge the systems used by the Parent's material suppliers are Year 2000 Compliant, except in each case for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent and except as set forth in Section 4.15(g) of the Parent Disclosure Letter.

                           (h) EFFECT OF TRANSACTION. The Parent is not, nor, as
a result of the execution and delivery of this Agreement or the performance of its obligations under this agreement, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                  SECTION 4.16 TAXES. Except as set forth on Section 4.16(a) of the Parent Disclosure Letter, (i) the Parent and each Parent Subsidiary has timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Effective Time, all returns required to be filed prior to the date of this Agreement and/or required to be filed prior to the Effective Time by any of them with respect to, and has paid (or the Parent has paid on its behalf), or has or will set up an adequate reserve for the payment of, all Taxes required to be paid prior to the date of the Agreement or the Effective Time, as the case may be, and the most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by the Parent and the Parent Subsidiaries accrued through the date of such financial statements and (ii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or any Parent Subsidiary other than those which are being contested in good faith and by proper proceedings by the Parent, except in the case of clauses (i) and (ii) above, any of the foregoing which do not and will not have a Material Adverse Effect on the Parent.

                           (b) The Federal income tax returns of the Parent and
each Parent Subsidiary consolidated in such returns have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired, for all years through 1994.

                           (c) Except as set forth on Section 4.16(c) of the
Parent Disclosure Letter, none of the Parent, any Parent Subsidiary, or to the Parent's knowledge, any group of which the Parent or any Parent Subsidiary is now or ever was a member, has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations or the time within which a return must be filed which statute of limitations has not expired or return has not been timely filed except, in the case of Parent Subsidiaries organized under the laws of jurisdictions outside the United States, as has not and could not reasonably be expected to result in a Material Adverse Effect on the Parent.

                           (d) Except as set forth on Section 4.16(d) of the
Parent Disclosure Letter, (i) none of the Parent, any Parent Subsidiary or, to the Parent's knowledge, any group of which the Parent or any Parent Subsidiary is now or ever was a member, is a party to any action or proceeding pending or, to the Parent's knowledge, threatened by any governmental authority for assessment or collection of Taxes, (ii) no unresolved claim for assessment or collection of Taxes has, to the Parent's knowledge, been asserted, (iii) no audit or investigation of the Parent or any Parent Subsidiary by any governmental authority is pending or, to the Parent's knowledge, threatened and
(iv) no such matters are under discussion with any governmental authority which, in the case of clauses (i-iv), could have a Material Adverse Effect on the Parent.

                  SECTION 4.17 NON-COMPETITION AGREEMENTS. Except as set forth in Section 4.17 of the Parent Disclosure Letter, neither the Parent nor any Parent Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect the Parent and the Parent Subsidiaries collectively from, directly or indirectly, engaging in any business involving telecommunications currently engaged in by the Parent, any Parent Subsidiary, any other persons affiliated with the Parent, or the Company or any Company Subsidiaries. None of the Parent's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Parent, restricts in any material respect the Parent or any Parent Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

                  SECTION 4.18 INVESTMENT COMPANY ACT. Each of Parent and each Parent Subsidiary either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," within the meaning of the Investment Company Act or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Parent nor any Parent Subsidiary is required to be registered under the Investment Company Act.

                  SECTION 4.19 OPINION OF FINANCIAL ADVISOR. Donaldson, Lufkin & Jenrette Securities Corporation (the "PARENT FINANCIAL ADVISOR") has delivered to the Board of Directors of the Parent its oral opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Parent from a financial point of view, a copy of the written opinion of which will be delivered to the Company after receipt thereof by the Parent.

                  SECTION 4.20 BROKERS. No broker, finder or investment banker other than the Parent Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of the Parent or Merger Sub. The Parent has heretofore made available to the Company a complete and correct copy of all agreements between the Parent and the Parent Financial Advisor pursuant to which the Parent Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

                  SECTION 4.21 CERTAIN STATUTES. The Board of Directors of the Parent has taken or will take all appropriate and necessary actions such that the restrictions on business combinations in Section 203 of the GCL will not have any effect on the Merger or the other transactions contemplated hereby. No Takeover Statute is, as of the date hereof, applicable to the Merger or such other transactions.

                  SECTION 4.22 INFORMATION. None of the information to be supplied by the Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement, the Exchange Offer Registration Statement or the Proxy Statement will, in the case of the Registration Statement and the Exchange Offer Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Registration Statement or the Exchange Offer Registration Statement, as the case may be, or necessary to make the statements in the Registration Statement or the Exchange Offer Registration Statement, as the case may be, not misleading, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or the Company Subsidiaries or affiliates of the Company) and the Registration Statement and the Exchange Offer Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively.

                  SECTION 4.23 VOTE REQUIRED. The Requisite Parent Vote is the only vote of the holders of any class or series of the Parent's capital stock necessary (under the rules and regulations of the American Stock Exchange, Inc., the Parent Charter Documents, the GCL, other applicable Law or otherwise to approve this Agreement, the issuance of Parent Common Stock in the Merger and the other transactions contemplated by this Agreement.

                  SECTION 4.24 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.


                                   ARTICLE 5

                                    COVENANTS

                  SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or with the prior written consent of the Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will use its best efforts to cause each of the Company Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts to, and to use its best efforts to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section 5.1 of the Company Disclosure Letter, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary (or with respect to clauses (e) and (h) below, use its best efforts not to permit any Company Subsidiary that is not a wholly-owned Company Subsidiary) to, without the prior written consent of the Parent:

                           (a) adopt any amendment to the Company Charter
Documents or the comparable organizational documents of any Company Subsidiary;

                           (b) except for issuances of capital stock of Company
Subsidiaries to the Company or a wholly owned Company Subsidiary, issue, reissue or sell, or authorize the issuance, reissuance or sale of (i) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issue of Company Shares, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Company Stock Options or Company Warrants or the conversion of Convertible Notes outstanding on the date hereof, or (ii) any other securities in respect of, in lieu of, or in substitution for, Company Shares outstanding on the date hereof;

                           (c) declare, set aside or pay any dividend or other
distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any Company Subsidiary;

                           (d) split, combine, subdivide, reclassify or redeem,
purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities, except for a redemption of the Company Preferred Shares in accordance with the terms of this Agreement;

                           (e) except for (i) increases in salary, wages and
benefits of officers or employees of the Company or the Company Subsidiaries in the ordinary course of business and in accordance with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company or the Company Subsidiaries in conjunction with new hires, promotions or other changes in job status in the ordinary course of business and consistent with past practices, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any Company Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits existing on the date hereof as they become payable;

                           (f) except as set forth in Section 5.1(f) of the
Company Disclosure Letter, acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including capital stock of Company Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in either case in the ordinary course of business consistent with past practice), with a value in excess of $100,000 or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary;

                           (g) (i) incur, assume or prepay any long-term
indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that the Company and the Company Subsidiaries may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice and except for loans made by the Parent to the Company pursuant to the Bridge Loan Agreement dated as of the date hereof between the Company and the Parent (the "Bridge Loan Agreement"),
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business and except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary;

                           (h) terminate, cancel or request any material change
in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, in excess of the capital expenditures provided for in the Company's budget for the Company and the Company Subsidiaries taken as a whole for such fiscal year (a copy of which budget has been provided to the Parent);

                           (i) take any action with respect to accounting
policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

                           (j) make any Tax election or settle or compromise any
material federal, state, local or foreign income Tax liability; or

                           (k) authorize or enter into any formal or informal
written or other agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.2 CONDUCT OF BUSINESS OF THE PARENT. Except as contemplated by this Agreement or with the prior written consent of the Company, during the period from the date of this Agreement to the Effective Time, the Parent will, and will use its best efforts to cause each of the Parent Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts to, and to use its best efforts to cause each Parent

Subsidiary to, preserve intact the business organization of the Parent and each of the Parent Subsidiaries, to keep available the services of the present officers and key employees of the Parent and the Parent Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Parent and the Parent Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section 5.2 of the Parent Disclosure Letter, prior to the Effective Time, the Parent will not, and will not permit any Parent Subsidiary to, without the prior written consent of the Company:

                           (a) adopt any amendment to the Parent Charter
Documents;

                           (b) except for dividends on the 7 1/4% Preferred
Stock and pro rata dividends set aside or paid by any Parent Subsidiary to the holders of its equity interests, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Parent and any Parent Subsidiary;

                           (c) split, combine, subdivide, reclassify or redeem,
purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities, except for a redemption of shares of Parent Preferred Stock;

                           (d) except as set forth in Section 5.2 (d) of the
Parent Disclosure Letter, sell, lease, transfer or dispose of (whether by merger, consolidation, purchase, sale or otherwise) all or substantially all the Parent's and the Parent Subsidiaries' assets and properties;

                           (e) (i) incur, assume or prepay any long-term
indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that the Parent and the Parent Subsidiaries may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business and except for loans, advances, capital contributions or investments between any Parent Subsidiary and the Parent or another Parent Subsidiary; provided, however, that this subsection shall not prohibit the Parent from providing interim financing to the Company or any Company Subsidiary from the date hereof until the closing date;

                           (f) take any action with respect to accounting
policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP; or

                           (g) authorize or enter into any formal or informal
written or other agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.3 OTHER ACTIONS. During the period from the date hereof to the Effective Time, the Company and the Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article 6 hereof not being satisfied.

                  SECTION 5.4 UPDATED LETTERS; NOTIFICATION OF CERTAIN MATTERS. The Parent and the Company shall each deliver, on the Closing Date, updated copies of the Parent Disclosure Letter and Company Disclosure Letter, respectively, setting forth any changes to such letters from the date hereof through the Business Day prior to the Closing Date (it being understood and agreed that such updated letters are being provided for information purposes only and any matters discussed on such updated letters shall not cure any breach or default of any representation, warranty, covenant or condition in this Agreement). The Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Parent, a Material Adverse Effect on the Parent; and, in the case of the Company, a Material Adverse Effect on the Company, (b) any failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent or seek damages in respect of, or otherwise relates to, the consummation of the transactions contemplated by this Agreement.

                  SECTION 5.5 PROXY STATEMENT, REGISTRATION STATEMENTS.

                           (a) As promptly as practicable after the execution of
this Agreement, (i) the Parent and the Company shall jointly prepare and file with the SEC a single document that will constitute (A) the proxy statement of the Company relating to the special meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS MEETING") to be held to consider approval and adoption of this Agreement and the Merger, (B) the proxy statement of the Parent relating to the special meeting of the Parent's stockholders (the "PARENT STOCKHOLDERS MEETING") to be held to consider approval of the issuance of the Parent Common Stock to be issued in the Merger, (C) the registration statement on Form S-4 of the Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger and the prospectus included in the Registration Statement (such single document, together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") and (ii) the Parent shall prepare and file with the SEC the registration statement on Form S-4 of the Parent or a shelf registration statement on Form S-3, as the case may be (together with all amendments thereto, the "EXCHANGE OFFER REGISTRATION STATEMENT"), providing for the offer to exchange and consent solicitation by Parent and registration under the Securities Act of certain of its new 10 1/2% Senior Notes due 2007 (thE "NEW PARENT NOtes") to holders of each of the Company's 14 1/2% Senior Discount Notes due 2004 (tHE "COMPany SENIOR NOTES") and Convertible Notes, which New Parent Notes will have the terms substantially as specified in Section 5.5 of the Parent Disclosure Letter and which exchange offer and consent solicitation will be commenced on the basis and with the terms substantially as specified in Section 5.5 of the Parent Disclosure Letter (the "EXCHANGE OFFER"). Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to NASDAQ and the American Stock Exchange. The Parent and the Company each shall use its reasonable best efforts to cause the Registration Statement and the Exchange Offer Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement (the "REGISTRATION STATEMENT EFFECTIVE DATE"), the Parent shall take all or any action required under any applicable Law in connection with the issuance of Parent Common Stock pursuant to the Merger. The Parent or the Company, as the case may be, shall furnish all information concerning the Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement, the Registration Statement and the Exchange Offer Registration Statement. As promptly as practicable after the Registration Statement Effective Date, the proxy statements and prospectus included in the Proxy Statement (collectively, the "PROXY MATERIALS") will be mailed to the stockholders of the Parent and the Company and the Exchange Offer will be commenced. The Parent and the Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder, (ii) the Securities Act,
(iii) the rules and regulations of the American Stock Exchange and NASDAQ and
(iv) the GCL.

                           (b) The Proxy Statement shall include the unanimous
and unconditional recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation solely in accordance with the provisions of Section 5.8(b) hereof. In addition, the Proxy Statement and the Proxy Materials will include a copy of the written opinions of the Company Financial Advisor and the Parent Financial Adviser referred to in Sections 3.20 and 4.19 respectively.

                           (c) No amendment or supplement to the Proxy Statement
will be made without the approval of each of the Parent and the Company, which approval shall not be unreasonably withheld or delayed.

                           (d) The information supplied by the Company for
inclusion in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, shall not, at (i) the time the Registration Statement or Exchange Offer Registration Statement is declared effective, (ii) the time the Proxy Materials (or any amendment thereof or supplement thereto) is first mailed to the stockholders of each of the Parent and the Company, (iii) the time of the Company Stockholders Meeting, (iv) the time of the Parent Stockholders Meeting and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, or necessary in order to make the statements in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, the Company shall promptly inform the Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the GCL, the Securities Act and the Exchange Act.

                           (e) The information supplied by the Parent for
inclusion in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, shall not, at (i) the time the Registration Statement or the Exchange Offer Registration Statement is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) are first mailed to the stockholders of each of the Parent and the Company, (iii) the time of the Company Stockholders Meeting, (iv) the time of the Parent Stockholders Meeting and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, or necessary in order to make the statements in the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, as the case may be, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by the Parent that should be set forth in an amendment or a supplement to the Proxy Statement, the Registration Statement or the Exchange Offer Registration Statement, the Parent shall promptly inform the Company. All documents that the Parent is responsible for filing in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the GCL, the Securities Act and the Exchange Act.

                  SECTION 5.6 STOCKHOLDERS MEETINGS.

                           (a) The Company shall call and hold the Company
Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the adoption of this Agreement and the Parent and the Company will cooperate with each other to cause the Company Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Company. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure Requisite Company Vote, except to the extent that the Board of Directors of the Company determines in good faith that doing so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel). In addition, the Company shall use its reasonable best efforts to solicit, as directed by the Parent and at the Parent's expense, acceptance of the Exchange Offer by holders of Company Senior Notes and Convertible Notes.

                           (b) The Parent shall call and hold the Parent
Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the approval of the issuance of the Parent Common Stock to be issued in the Merger and the Parent and the Company will cooperate with each other to cause the Parent Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Parent. The Parent shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of such issuance, and shall take all other action necessary or advisable to secure the Requisite Parent Vote. In addition, the Parent shall use its reasonable best efforts to solicit acceptance of the Exchange Offer by holders of Company Senior Notes and Convertible Notes.

                  SECTION 5.7 ACCESS TO INFORMATION; CONFIDENTIALITY.

                           (a) Except as required under any confidentiality
agreement or similar agreement or arrangement to which the Parent or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this
Section 5.7 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                           (b) The parties shall comply with, and shall cause
their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated October, 1998 (the "CONFIDENTIALITY AGREEMENT"), between the Parent and the Company with respect to the information disclosed under this Section 5.7.

                  SECTION 5.8 NO SOLICITATION.

                           (a) Neither the Company nor any of the Company
Subsidiar ies shall, nor shall it or any of Company Subsidiaries authorize or permit any of their respective directors, officers, employees, investment bankers, attorneys or other agents or representatives, directly or indirectly to, (i) solicit, initiate, encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or any of its Subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "TRANSACTION PROPOSALS") or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the foregoing clauses (i) and (ii) shall not prohibit the Company from, prior to the Company Stockholders Meeting (A) furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a third party which has made an unsolicited Qualified Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party which has made an unsolicited Qualified Transaction Proposal or (C) following receipt of an unsolicited Qualified Transaction Proposal, taking and disclosing to its shareholders a position with respect to such Qualified Transaction Proposal, but in each case referred to in the foregoing clauses (A) through (C) only after the Board of Directors of the Company concludes in good faith, following receipt of a written opinion addressed to the Company from outside counsel, that such action is necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. If the Board of Directors of the Company receives a Transaction Proposal, then the Company shall immediately (and in any event within 24 hours) inform Parent of the material terms and conditions of such proposal and the identity of the person making it and shall keep the Parent fully informed regarding any significant details or developments with respect to any such Transaction Proposal and of all significant steps it is taking in response to such Transaction Proposal. For purposes of this Agreement, the term "QUALIFIED TRANSACTION PROPOSAL" shall mean a Transaction Proposal for which financing is then fully committed or which the Board of Directors of the Company determines in good faith after consultation with its outside financial advisors, is reasonably capable of being financed and is not subject to any material contingencies relating to financing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.8(a) by (or at the direction of) an officer, director of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company, and the Company Subsidiary or otherwise, shall be deemed to be a breach of this section by the Company. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Qualified Transaction Proposal.

                           (b) Neither the Board of Directors of the Company nor
any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the recommendation or any approval or recommendation by the Board of Directors of the Company or any committee thereof of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Qualified Transaction Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent it concludes in good faith, following receipt of a written opinion addressed to the Company from outside counsel, that such action is necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law, may recommend (and, in connection therewith, withdraw or modify its recommendation or its approval of this Agreement or the Merger) a Superior Acquisition Proposal (as defined below); provided, that, neither the Company nor the Board of Directors of the Company may in such instance terminate this Agreement but instead the Company, at the option of the Parent, shall, notwithstanding such withdrawal or modification of the recommendation or approval of this Agreement or the Merger by the Company's Board of Directors and/or the recommendation by the Company's Board of Directors that the Company's stockholders reject this Agreement or the Merger, submit approval of this Agreement and the Merger to a vote of the holders of Company Common Stock at the Company Stockholders Meeting, as contemplated by this Agreement, it being understood and agreed that, Parent, Company and Merger Sub elect this Agreement to be governed by the provisions of Section 251(c) of the GCL. For purposes of this Agreement, "SUPERIOR ACQUISITION PROPOSAL" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of its assets or otherwise, in any such case, on terms which a majority of the members of the Board of Directors of the Company determines in their good faith judgment (after consultation with independent financial advisors) to be more favorable to the Company and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such members (after consultation with independent financial advisors), is reasonably capable of being financed by such third party.

                  SECTION 5.9 AFFILIATES. Concurrently with the execution of this Agreement, the Company is delivering to Parent (i) a letter identifying all persons who, to the knowledge of the Company, may be deemed to be "affiliates" of the Company under Rule 145 under the Securities Act, including, without limitation, all directors and executive officers of the Company, and (ii) not later than 30 days prior to the Company Stockholders Meeting copies of letter agreements, each in the form prepared by Parent and reasonably acceptable to the Company, executed by each such Person so identified as an "affiliate" of the Company (the letters described in clauses (i) and (ii) being collectively referred to as "AFFILIATE LETTERS").

                  SECTION 5.10 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                           (a) The Parent agrees that all rights to
indemnification now existing in favor of any employee, agent, director or officer of the Company and the Company Subsidiaries (the "INDEMNIFIED PARTIES") as provided in their respective charters or by-laws, in an agreement between an Indemnified Party and the Company or one of the Company Subsidiaries, or otherwise in effect on the date hereof shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The Parent also agrees to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of the Company Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, the Company or any of the Company Subsidiaries, occurring prior to the Effective Time including the transactions contemplated by this Agreement. Without limiting of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Parent will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

                           (b) The Parent agrees that the Company and, from and
after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 100% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.10(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

                  SECTION 5.11 LETTERS OF ACCOUNTANTS.

                           (a) The Company shall use its reasonable best efforts
to cause to be delivered to the Parent "comfort" letters of KPMG LLP ("KPMG"), the Company's independent public accountants, dated and delivered on each applicable Registration Statement Effective Date and as of the Effective Time, and addressed to the Parent in form and substance reasonably satisfactory to the Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated hereby.

                           (b) The Parent shall use its reasonable best efforts
to cause to be delivered to the Company "comfort" letters of KPMG, the Parent's independent public accountants, dated and delivered on each applicable Registration Statement Effective Date and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated hereby.

                  SECTION 5.12 REASONABLE BEST EFFORTS. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Company's Board of Directors, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in
Article 6 are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                  SECTION 5.13 CONSENTS; FILINGS; FURTHER ACTION.

                           (a) Upon the terms and subject to the conditions
hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby, (ii) obtain from Governmental Entities any Company Governmental Consents and Parent Governmental Consents and any other consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act and any applicable other foreign antitrust, anti-monopoly or similar Laws, (C) the GCL, (D) any other applicable Law and (E) the rules and regulations of NASDAQ, the American Stock Exchange and the Toronto Stock Exchange. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

                           (b) Without limiting the generality of Section
5.13(a), each party hereto shall promptly inform the others of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which the Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the Parent shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority. Notwithstanding the foregoing, nothing in this
Section 5.13 shall require, or be construed to require, the Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of the Parent, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by the Parent or the Company, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement.

                  SECTION 5.14 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not, without the prior written consent of the parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, none of the Surviving Corporation, the Parent or any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under Section 368(a) of the Code.

                  SECTION 5.15 PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Parent and Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of NASDAQ, the American, Toronto, Berlin or Frankfurt Stock Exchanges, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

                  SECTION 5.16 OBLIGATIONS OF MERGER SUB. The Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                  SECTION 5.17 STOCK EXCHANGE LISTINGS AND DE-LISTINGS. The Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Effective Time. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from NASDAQ and the Toronto, Berlin and Frankfurt Stock Exchanges and de-registered under the Exchange Act as soon as practicable following the Effective Time.

                  SECTION 5.18 EXPENSES. Except as otherwise provided in Section 7.5(b), whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated hereby shall be paid by the party incurring such Expense, except that Expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Materials and the filing fee under the HSR Act shall be shared equally by the Parent and the Company.

                  SECTION 5.19 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of the Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  SECTION 5.20 BOARD OF DIRECTORS. Parent shall take such action as is required to expand the size of its Board of Directors to eleven (11) members and to cause the designation of two persons specified by the Company (one of which shall be designated by News America Incorporated) in writing prior to the Effective Time to fill such vacancies.


                                   ARTICLE 6

                                   CONDITIONS

                  SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                           (a) STOCKHOLDER APPROVAL. This Agreement and
consummation of the Merger shall have been duly approved by holders of outstanding Company Shares by the Requisite Company Vote and shall have been duly approved by the Parent as sole stockholder of Merger Sub, and the issuance of Parent Common

Stock in the Merger shall have been duly approved by the holders of outstanding shares of Parent Common Stock by the Requisite Parent Vote.

                           (b) LISTING. The shares of Parent Common Stock
issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for listing on the American Stock Exchange upon official notice of issuance.

                           (c) GOVERNMENTAL CONSENTS. The waiting period
applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or the Parent or any of their respective subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by, the Company or the Parent or any of their respective subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (including, without limitation, all Company Governmental Consents and Parent Governmental Consents) shall have been made or obtained (as the case may be) upon terms and conditions that could not reasonably be expected to result in Material Adverse Effect on the Parent or a Material Adverse Effect on the Company.

                           (d) LITIGATION. No court or Governmental Entity of
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated hereby or that, individually or in the aggregate with all other such Laws, orders injunctions or decrees, could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company, and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Law, order injunction or decree.

                           (e) REGISTRATION STATEMENTS. The Registration
Statement and the Exchange Offer Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of such registration statements shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

                           (f) ACCOUNTANTS' LETTERS. The Parent and the Company
shall have received the "comfort" letters described in Section 5.11.

                  SECTION 6.2 CONDITIONS TO OBLIGATIONS OF THE PARENT AND MERGER SUB. The obligations of each of the Parent and Merger Sub to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date are also subject to the satisfaction or waiver by the Parent at or prior to the Effective Time of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The
Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                           (c) MATERIAL ADVERSE EFFECT. Since the date of this
Agreement, there shall have been no Material Adverse Effect on the Company, and the Parent shall have received a certificate of an executive officer of the Company to such effect.

                           (d) CONSENTS UNDER AGREEMENTS. The Company shall have
obtained the Company Required Consents and the consent, approval or waiver of each person whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company.

                           (e) AFFILIATE LETTERS. The Parent shall have received
the Affiliate Letters referred to in Section 5.9 hereof.

                           (f) THE TRAVELERS REVOLVING CREDIT NOTE AND WARRANT
AGREEMENT. The Parent and the Company shall have consummated the transactions contemplated by the Note and Warrant Modification Agreement dated as of the date hereof, with each of The Travelers Insurance Company and The Travelers Indemnity Company, a copy of which is attached as Exhibit B hereto, in accordance with the terms of such Agreement.

                           (g) EXCHANGE OFFER. At least 95% in aggregate
principal amount of each of the Senior Company Notes and the Convertible Notes shall have properly and validly tendered and not withdrawn their Company Senior Notes and Convertible Notes, respectively, and consented to the consent solicitation, in each case in accordance with the terms of the Agreement to Exchange and Consent, a copy of which is attached as Exhibit C hereto.

                           (h) TECHNOCOM LIMITED PUT/CALL AGREEMENTS. The Parent
and the Company shall have consummated the purchase of the shares of Technocom Limited in accordance with each of the Elite Option Modification Agreement and the Plicom Option Modification Agreement, each dated the date hereof, with each of Elite International Limited and Plicom Limited, copies of which are attached hereto as Exhibits D-1 and D-2.

                           (i) NEWS ARRANGEMENTS. The Parent and News America
Incorporated ("News") shall have consummated the transactions contemplated by the News Letter Agreement dated as of the date hereof with News, a copy of which is attached as Exhibit E hereto, in accordance with the terms of such Letter Agreement, and News shall have received (i) the full proceeds of the repayment of the Loans (as defined in the News Letter Agreement) and interest thereon to and including the date of repayment, as specified in the News Letter Agreement, and (ii) written releases in form and substance satisfactory to News in respect of the Guarantees (as defined in the News Letter Agreement) and all obligations thereunder.

                           (j) CERTAIN PAYMENTS. Each of the officers and other
employees listed in Section 6.2 of the Company Disclosure Letter shall have agreed to (i) waive the acceleration of any amounts due as a result of the Merger under the relevant employment or other compensation agreement that such person is a party to with the Company or a Company Subsidiary as specified in
Section 6.2 of the Company Disclosure Letter and (ii) waive the acceleration of any unvested Company Stock Options at the Effective Time which would otherwise accelerate as a result of the consummation of the Merger, in each case in a manner reasonably satisfactory to the Parent.

                  SECTION 6.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of each of the Parent and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of the Parent and Merger Sub contained in this Agreement are so qualified) signed on behalf of each of the Parent and Merger Sub by an executive officer of the Parent to such effect.

                           (b) PERFORMANCE OF OBLIGATIONS OF THE PARENT AND
MERGER SUB. Each of the Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Parent and Merger Sub by an executive officer of the Parent to such effect.

                           (c) TAX OPINION. The Company shall have received the
opinion of Morgan, Lewis & Bockius, LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                           (d) MATERIAL ADVERSE EFFECT. Since the date of this
Agreement, there shall have been no Material Adverse Effect on the Parent, and the Company shall have received a certificate of an executive officer of the Parent to such effect.


                                   ARTICLE 7

                                  TERMINATION

                  SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

                           (a) by mutual written consent of the Parent and the
Company duly authorized by their respective boards of directors;

                           (b) by either the Parent or the Company, if the
Effective Time shall not have occurred on or before October 31, 1999; provided, however, that (i) the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and (ii) if the applicable federal or foreign antitrust authority shall seek an order, injunction or decree with respect to the legality of the Merger under applicable antitrust Laws, this Agreement may be extended prior to the termination hereof by written notice of either the Parent or the Company to the other to the date that is 30 days following the date on which a ruling with respect to such an order injunction or decree is entered by a trial court or administrative body;

                           (c) by either the Parent or the Company, if any order
injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

                           (d) by the Parent, if (i) the Board of Directors of
the Company withdraws, modifies or changes its approval or recommendation of this Agreement in a manner adverse to the Parent or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Transaction Proposal or shall have resolved to do so or the Company shall have entered into an agreement with respect to a Qualified Transaction Proposal, or (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                           (e) by the Parent or the Company, if this Agreement
shall fail to receive the requisite vote for adoption at either the Company Stockholders Meeting or the Parent Stockholders Meeting or any adjournment or postponement thereof;

                           (f) by the Parent, upon a breach of any material
representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 6.2(a) or 6.2(b) would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, the Parent may not terminate this Agreement under this Section 7.1(f);

                           (g) by the Company, upon breach of any material
representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in either of Section 6.3(a) or 6.3(b) would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that, if such Terminating Parent Breach is curable by the Parent through its reasonable best efforts and for so long as the Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.1(g); or

                           (h) by the Company in the manner specified in Section
2.1(a)(i)(D).

                  SECTION 7.2 EFFECT OF TERMINATION. Except as provided in
Section 8.2, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Parent, Merger Sub or the Company or any of their respective Representatives, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Sections 7.5(b) and (c);

provided, however, that nothing in this Agreement shall relieve any party from liability for the wilful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement which shall survive any such termination.

                  SECTION 7.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Company Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 7.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in
Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of the Company and the Parent and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 7.5 EXPENSES FOLLOWING TERMINATION.

                           (a) Except as set forth in this Section 7.5, all
Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section
5.18. For purposes of this Agreement, "EXPENSES" consist of all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and/or the Proxy Materials (as the case may be), the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby.

                           (b) The Company agrees that, if (i) the Parent shall
terminate this Agreement pursuant to Section 7.1(d), (ii) (A) Parent shall terminate this Agreement pursuant to Section 7.1(e) due to the failure to obtain the approval of the Company's stockholders at the Company Stockholders Meeting and (B) at the time of such failure, any person shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to a Transaction

Proposal with respect to the Company, or (iii) the Parent shall terminate this Agreement pursuant to Section 7.1(f) and such termination is the result of a material breach of any representation, warranty, covenant or agreement contained herein and if at such time the agreement is solely terminable for any or all such reasons, then in accordance with Section 7.5(c), after such termination, or in the case of clause (ii) after the consummation of such Transaction Proposal, the Company shall pay to Parent an amount equal to Parent's documented Expenses in connection with this Agreement and the transactions contemplated hereby (not to exceed $1 million) and a termination fee in the amount of $6,250,000 (collectively, such Expenses and such fee, the "TERMINATION AMOUNT"), which Termination Amount shall be exclusive of any Expenses paid pursuant to Section
5.18. The Parent agrees that if the Company shall terminate this Agreement (i) pursuant to Section 7.1(e) due to the failure to obtain the approval of the Parent's Stockholders at the Parent Stockholders Meeting or (ii) pursuant to
Section 7.1(g) and such termination is the result of a material breach of any representation, warranty, covenant or agreement contained herein, and if at such time the Agreement is terminable solely for either or both such reasons, then the Parent shall pay to the Company an amount equal to the Company's documented, out-of-pocket expenses (not to exceed $500,000) incurred in connection with this Agreement and the transactions contemplated hereby.

                           (c) Any payment required to be made pursuant to
Section 7.5(b) shall be made to the Parent by the Company, or by the Company to the Parent, as applicable, not later than two Business Days after delivery to the Company by the Parent of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the Parent.

                           (d) The Company acknowledges that the agreements
contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent would not enter into this Agreement; accordingly, if the Company fails to pay promptly the Termination Amount, and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for the Termination Amount, the Company shall pay the Parent's Expenses in connection with such suit, together with interest on the amount of the Termination Amount at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.


                                   ARTICLE 8

                                 MISCELLANEOUS

                  SECTION 8.1 CERTAIN DEFINITIONS. For purposes of this
Agreement:

                           (a) The term "AFFILIATE," as applied to any person,
means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

                           (b) The term "BUSINESS DAY" means any day, other than
Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

                           (c) The term "INCLUDING" means, unless the context
clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

                           (d) The term "PERSON" shall include individuals,
corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "GROUP" as such term is defined in Section 13(d)(3) of the Exchange Act).

                           (e) The term "SUBSIDIARY" or "SUBSIDIARIES" means,
with respect to the Parent, the Company or any other person, any entity of which the Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 8.2 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and in any certificate delivered under this Agreement shall terminate at the Effective Time or upon the termination of this Agreement under Section 7.1, as the case may be, except that the agreements set forth in Articles 1 and 2 and Sections 5.10, 5.18 and 5.20 and this Article 8 shall survive the Effective Time, those set forth in Sections 5.7(b), 5.18, 7.2 and 7.5 and this Article 8 shall survive termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

                  SECTION 8.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  SECTION 8.4 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                           (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND
IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES, EXCEPT THAT DELAWARE LAW SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE EFFECTUATION OF THE MERGER. The parties irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.5 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH

SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

                  SECTION 8.5 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                           if to the Parent or Merger Sub:

                           Metromedia International Group, Inc.
                           One Meadowlands Plaza
                           East Rutherford, NJ 07073-2137
                           Attention:  Arnold L. Wadler, Esq.
                           Fax:  (201) 531-2803

                           with copies to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Attention:  Douglas A. Cifu, Esq.
                           Fax: (212) 757-3990

                           if to the Company:

                           PLD Telekom, Inc.
                           505 Park Avenue, 21st Floor
                           New York, NY 10022
                           Attention:  General Counsel
                           Fax:  (212) 527-3995


or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  SECTION 8.6 ENTIRE AGREEMENT. This Agreement (including any exhibits and annexes to this Agreement), the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

                  SECTION 8.7 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

                  SECTION 8.8 OBLIGATIONS OF THE PARENT AND OF THE COMPANY. Whenever this Agreement requires a Parent Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Parent to cause that Parent Subsidiary to take that action if it is a wholly-owned Subsidiary or use its best efforts to cause the Subsidiary to take that action if it is not a wholly-owned Subsidiary. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Company Subsidiary to take that action if it is a wholly-owned Subsidiary or use its best efforts to cause the Subsidiary to take that action if it is not a wholly-owned Subsidiary.

                  SECTION 8.9 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

                  SECTION 8.10 INTERPRETATION. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a section, exhibit or annex, that reference shall be to a section of or exhibit or annex to this Agreement unless otherwise indicated. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  SECTION 8.11 ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, except that the Parent may designate, by written notice to the Company, another Parent Subsidiary that is wholly owned directly or indirectly by the Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other Parent Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Parent Subsidiary as of the date of such designation.

                  SECTION 8.12 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                                            PLD TELEKOM INC.


                                            By:   /s/ James R.S. Hatt
                                                -------------------------------
                                                Name: James R.S. Hatt
                                                Title: Chairman, President and
                                                Chief Executive Officer



                                            METROMEDIA INTERNATIONAL GROUP, INC.


                                            By:   /s/ Silvia Kessel
                                                -------------------------------
                                                Name: Silvia Kessel
                                                Title: Chief Financial Officer,
                                                Executive Vice President,
                                                Treasurer and Director


                                            MOSCOW COMMUNICATIONS, INC.

                                            By:   /s/ Silvia Kessel
                                                -------------------------------
                                                Name: Silvia Kessel
                                                Title: Vice President, Treasurer